Exhibit 99.1

Hub Group, Inc. Reports Second Quarter 2010 Earnings

DOWNERS GROVE, IL, July 21, 2010, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended June 30, 2010.

“The return of a robust freight market coupled with the retention of our long-standing customer relationships and success in the bids this year, helped drive our impressive volume and earnings growth this quarter” said David P. Yeager, Chairman and Chief Executive Officer.  “With the additional density, we have improved our drayage efficiencies and equipment utilization and look forward to meeting what we expect will be healthy demand in the second half of this year.”

Hub Group reported income of $9.6 million for the second quarter ended June 30, 2010, an increase of 16% compared to the second quarter of 2009.  Hub Group’s diluted earnings per share was $0.26 for the second quarter of 2010, which represents an increase of 18% when compared with the prior year period.

Each of the three business lines contributed to Hub Group’s overall revenue increase of 26% to $458 million.  Second quarter intermodal revenue increased 26% to $320 million.  The increase was attributable to a 25% volume increase and an 8% increase for fuel, partially offset by a 7% decrease for price and mix.  Truck brokerage revenue increased 21% to $86 million this quarter.  Second quarter Unyson Logistics revenue increased 38% to $52 million.

Hub Group ended the quarter with $128 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, July 21, 2010 to discuss its second quarter results.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 680-0892.  The conference call participant code is 73375487. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PB9UXETR8.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2009 and the report on Form 10-Q for the period ended March 31, 2010.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2010	2009	2010	2009

Revenue	$458,113	$362,613	$875,407	$714,308
Transportation costs	407,537	316,850	776,013	623,376
Gross margin	50,576	45,763	99,394	90,932

Costs and expenses:
Salaries and benefits	23,863	22,063	47,321	45,277
General and administrative	10,064	9,130	20,209	19,253
Depreciation and amortization	934	1,124	1,907	2,280
Total costs and expenses	34,861	32,317	69,437	66,810

Operating income	15,715	13,446	29,957	24,122

Other income (expense):
Interest expense	(12)	(25)	(26)	(50)
Interest and dividend income	23	36	48	91
Other, net	84	62	152	72
Total other income	95	73	174	113

Income before provision for income taxes	15,810	13,519	30,131	24,235

Provision for income taxes	6,180	5,214	11,799	9,752

Net income	$9,630	$8,305	$18,332	$14,483

Basic earnings per common share	$0.26	$0.22	$0.49	$0.39

Diluted earnings per common share	$0.26	$0.22	$0.49	$0.39

Basic weighted average number of shares outstanding	37,429	37,344	37,478	37,333

Diluted weighted average number of shares outstanding	37,580	37,480	37,611	37,446

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2010	December 31, 2009
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$128,356	$126,863
Accounts receivable trade, net	195,134	145,317
Accounts receivable other	14,621	11,932
Prepaid taxes	354	593
Deferred taxes	955	2,874
Prepaid expenses and other current assets	6,867	6,801
TOTAL CURRENT ASSETS	346,287	294,380

Restricted investments	9,294	9,583
Property and equipment, net	27,577	28,510
Other intangibles, net	5,941	6,164
Goodwill, net	232,782	232,892
Other assets	2,340	1,819
TOTAL ASSETS	$624,221	$573,348

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$146,872	$110,626
Accounts payable other	9,237	7,695
Accrued payroll	9,003	8,253
Accrued other	21,762	18,958
TOTAL CURRENT LIABILITIES	186,874	145,532

Non-current liabilities	11,640	12,002
Deferred taxes	64,509	61,973

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2010 and 2009	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2010 and 2009; 37,016,157 shares outstanding in 2010 and 37,253,330 shares outstanding in 2009	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2010 and 2009	7	7
Additional paid-in capital	168,343	171,470
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	317,884	299,552
Other comprehensive income (loss)	2	(9)
Treasury stock; at cost, 4,208,635 shares in 2010 and 3,971,462 shares in 2009	(109,992)	(102,133)
TOTAL STOCKHOLDERS' EQUITY	361,198	353,841
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$624,221	$573,348

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$18,332	$14,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,945	4,320
Deferred taxes	4,644	3,227
Compensation expense related to share-based compensation plans	1,822	2,152
Loss (gain) on sale of assets	19	(16)
Changes in operating assets and liabilities:
Restricted investments	289	(1,570)
Accounts receivable, net	(52,505)	1,709
Prepaid expenses and other current assets	174	(2,260)
Other assets	(520)	63
Accounts payable	36,312	11,047
Accrued expenses	2,939	(3,362)
Non-current liabilities	(441)	288
Net cash provided by operating activities	15,010	30,081

Cash flows from investing activities:
Proceeds from sale of equipment	720	53
Purchases of property and equipment	(2,051)	(1,951)
Net cash used in investing activities	(1,331)	(1,898)

Cash flows from financing activities:
Proceeds from stock options exercised	14	44
Purchase of treasury stock	(12,365)	(1,082)
Excess tax benefits from share-based compensation	154	147
Net cash used in financing activities	(12,197)	(891)

Effect of exchange rate changes on cash and cash equivalents	11	-

Net increase in cash and cash equivalents	1,493	27,292
Cash and cash equivalents beginning of period	126,863	85,799
Cash and cash equivalents end of period	$128,356	$113,091